UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

ALMOST FAMILY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

 (502) 891-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Almost Family, Inc. (the “Company”) held on May 5, 2014, the stockholders elected each of the Company’s nominees for director to serve for terms of one year and until their successors are elected and qualified.  Stockholders also (i) ratified the appointment of independent auditors, Ernst & Young LLP, for the year ended December 31, 2014, and (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

The following table shows the final voting results for the Annual Meeting of Stockholders:

Proposals and Vote Tabulations

Proposal 1: Election of Directors to hold office for a one-year term expiring at the annual meeting in 2014:

Director	Votes Received	Votes Withheld

William B. Yarmuth	5,768,506	188,817
Steven B. Bing	5,672,586	284,737
Donald G. McClinton	5,754,683	202,640
Tyree G. Wilburn	5,678,816	278,507
Jonathan D. Goldberg	5,323,643	633,680
W. Earl Reed, III	5,771,944	185,379
Henry M. Altman, Jr.	5,798,246	159,077

There were 1,749,062 broker non-votes for each director nominee.

Proposal 2: The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014:

For:	7,614,195
Against:	81,041
Abstained:	11,149
Broker Non-Votes:	-

 Proposal 3: The advisory vote to approve executive compensation:

For:	5,526,268
Against:	417,476
Abstained:	13,578
Broker Non-Votes:	1,749,063

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALMOST FAMILY, INC.

Date: May 6, 2014	By:	/s/ C. Steven Guenthner
C. Steven Guenthner
President & Principal Financial Officer